Exhibit 99.1

PRESS ANNOUNCEMENT

Date:	April 27, 2011

Contact:	James H. Nicholson Chief Financial Officer 440-248-7171

PVF Capital Corp. Announces Fiscal Third Quarter Results.

•	Continued progress in problem asset resolution. Nonperforming assets decline $6.2 million, or 9.32%, to $60.7 million.

•	Over past 12 months, nonperforming assets have declined $20.2 million or 25.0%.

•	Maturity of $50 million repurchase agreement funded with overnight funds; reduces total assets, improves tier one capital ratio, improves net interest margin.

•	Mortgage banking activities weaker during the period resulting in mortgage banking income of $0.8 million, including $127,000 recovery of mortgage servicing asset valuation allowance.

•	Credit costs lower during period but remain elevated with provision for loan losses of $2.1 million and loss on real estate owned of $339,000.

•	Continued progress towards achieving regulatory targeted adversely classified assets ratio.

•	Bank capital ratios remain strong.

Solon, OH – PVF Capital Corp. (Nasdaq: PVFC), the parent company of Park View Federal Savings Bank, announced a net loss of $2,793,536, or $0.11 basic and diluted loss per share for the quarter ended March 31, 2011. This compares with net income of $1,269,065 for the prior year period which included a nonrecurring pretax gain of $9,065,908 on the cancellation of debt. Absent the gain, a net loss of $4,714,434 would have been recorded in the prior period.

As previously announced, the $50 million repurchase borrowing agreement matured in late March 2011. This borrowing which carried an interest rate of 4.99% was settled using a portion of the Bank’s short-term cash and cash equivalents position. This had the result of further deleveraging the Bank’s balance sheet, improving the tier I core capital ratio and will reduce annual borrowing costs related to this debt by approximately $2.5 million. The underlying investment securities were retained in the portfolio and had a net unrealized market gain of approximately $722,000 at March 31, 2011.

Mortgage banking revenue experienced a sharp decline as higher mortgage rates resulted in a slow down of residential mortgage refinancing activities. The lower mortgage volume resulted in mortgage loan sale income of $378,000 which was a decrease of $2.1 million from the linked quarter of December 31, 2010, and a decrease of $234,000 from the prior year quarter. Net servicing income during the quarter was $299,000. The slow down of refinancing activities and corresponding prepayment speeds resulted in a partial recovery in the estimated fair value of certain tranches of the Company’s mortgage servicing rights, which had a valuation allowance of $465,000. The Company recognized a recovery of $127,000 during the period, leaving a valuation allowance of

$338,000. The estimated value of the Company’s mortgage servicing rights portfolio, as a whole, continues to exceed its carrying value.

Robert J. King, Jr., President and Chief Executive Officer commented, “This was another significant quarter for the Company as we continued to successfully resolve a number of problem assets, deleveraged the balance sheet as a result of the matured repurchase agreement, and continued to strengthen its liquidity position, all key components in positioning the Company for future profitability.”

During the quarter, the Company made significant progress in reducing its level of nonperforming assets. Nonperforming loans declined $5.6 million, or 9.6%, in addition to a decrease of $0.6 million in other real estate owned, resulting in a net decrease in nonperforming assets of $6.2 million. The Company continued to reduce its level of classified assets to core capital plus general valuation allowance ratio to 69.7% at March 31, 2011, compared with 97.4% at March 31, 2010. The Company also reduced its level of classified assets plus special mention assets to core capital ratio plus general valuation allowance to 91.9%, compared with 102.9% a year ago.

During the current period, total assets declined $53.5 million, or 6.4%, while the loan portfolio shrunk $1.4 million, or 0.2%, as the Company reduces its problem loans. Net of problem loan disposition, the Company experienced growth in the loan portfolio of $4.2 million, an important first step in the strategy to return to profitability. The decline in total assets was primarily the result of the maturity of a $50 million repurchase agreement borrowing as previously discussed.

Net interest income for the period declined $98,000 and $123,000, as compared with the periods ending December 31, 2010 and March 31, 2010, respectively, due to the smaller balance sheet. The Company continues to maintain a relatively high level of liquidity as part of its turnaround strategy and positioning for balance diversification. Although the balance sheet is smaller, the net interest margin was 2.58% for the period and was higher than the 2.56% reported for the linked period and higher than the 2.55% for the year ago period.

The provision for loan losses totaled $2.1 million, reflecting the continued difficult economic operating environment, along with costs associated with problem asset disposition during the quarter. The provision for loan losses totaled $4.5 million in the previous period and $7.0 million in the prior year period.

The allowance for loan losses at March 31, 2011 was $29.9 million, or 5.0%, of total loans outstanding. This compares to $31.5 million and 5.3%, respectively, at December 31, 2010 and $30.3 million and 4.8%, respectively, at March 31, 2010. The allowance’s coverage of nonperforming loans continued to improve during the quarter to 56.8% at March 31, 2011, compared with 54.1% and 43.3% at December 31, 2010 and March 31, 2010, respectively.

Park View Federal is a wholly-owned subsidiary of PVF Capital Corp. and operates 17 full-service offices located throughout the Greater Cleveland area. For additional information, visit our web site at www.myparkview.com.

This press release contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Act of 1995 or the Securities and Exchange Commission in its rules, regulations and releases. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectation regarding important risk factors including, but not limited to, real estate values and the impact of interest rates on financing. Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Company or any other person that results expressed therein will be achieved.

PVF Capital Corp.’s common shares trade on the NASDAQ Capital Market under the symbol PVFC.

PVF CAPITAL CORP.

CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

	March 31, 2011	June 30, 2010
	(unaudited)

ASSETS
Cash and amounts due from depository institutions	$24,721,575	$18,283,620
Interest-bearing deposits	54,803,920	111,759,326
Federal funds sold	10,000,000	—

Total cash and cash equivalents	89,525,495	130,042,946
Securities available for sale	15,872,390	20,149,149
Mortgage-backed securities available for sale	38,965,491	47,145,878
Loans receivable held for sale, net	5,848,380	8,717,592
Loans receivable, net of allowance of $29,686,242 and $31,519,466, respectively	561,923,818	587,405,644
Office properties and equipment, net	7,664,780	7,876,320
Real estate owned, net	8,082,863	8,173,741
Federal Home Loan Bank stock	12,811,100	12,811,100
Bank-owned life insurance	23,353,428	23,144,033
Prepaid expenses and other assets	13,125,640	14,118,127

Total assets	$777,173,385	$859,584,530

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Deposits	$647,250,571	$667,546,477
Note payable	1,179,445	1,259,444
Long-term advances from the Federal Home Loan Bank	35,000,000	35,000,000
Repurchase agreement	—	50,000,000
Advances from borrowers for taxes and insurance	7,405,240	4,930,327
Accrued expenses and other liabilities	11,857,625	17,605,257

Total liabilities	$702,692,881	$776,341,505

Stockholders’ equity
Serial preferred stock, none issued	—	—
Common stock, $.01 par value, 65,000,000 shares authorized; 26,142,443 and 26,114,943 shares issued, respectively	261,424	261,149
Additional paid-in capital	100,483,297	100,260,665
Retained earnings (accumulated deficit)	(22,219,533)	(15,097,658)
Accumulated other comprehensive income (loss)	(207,537)	1,656,016
Treasury stock at cost, 472,725 shares, respectively	(3,837,147)	(3,837,147)

Total stockholders’ equity	74,480,504	83,243,025

Total liabilities and stockholders’ equity	$777,173,385	$859,584,530

PVF CAPITAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2011	2010	2011	2010
Interest and dividends income
Loans	$7,328,247	$8,571,176	$23,116,620	$26,867,466
Mortgage-backed securities	419,470	606,234	1,347,261	1,962,861
Federal Home Loan Bank stock dividends	145,309	145,310	418,203	450,319
Securities	43,033	52,396	183,955	93,707
Fed funds sold and interest-bearing deposits	72,288	4,349	153,404	14,748

Total interest and dividends income	8,008,347	9,379,465	25,219,443	29,389,101

Interest expense
Deposits	2,171,129	3,226,333	7,184,421	11,348,323
Short-term borrowings	—	—	—	50
Long-term borrowings	828,394	891,767	2,643,346	2,715,699
Subordinated debt	—	129,760	—	574,499

Total interest expense	2,999,523	4,247,860	9,827,767	14,638,571

Net interest income	5,008,824	5,131,605	15,391,676	14,750,530
Provision for loan losses	2,090,000	7,000,000	9,390,000	11,010,000

Net interest income after provision for loan losses	2,918,824	(1,868,395)	6,001,676	3,740,530

Non-interest income
Service charges and other fees	131,252	160,652	491,947	507,735
Mortgage banking activities, net	803,656	769,798	5,778,162	3,276,002
Increase in cash surrender value of bank-owned life insurance	65,773	75,312	209,395	173,554
Gain on sale of equity securities	—	23,871	—	23,871
Gain (loss) on real estate owned	(59,560)	6,028	(282,690)	(153,505)
Provision for real estate owned losses	(279,160)	(244,647)	(1,004,470)	(746,420)
Gain on the cancellation of subordinated debt	—	9,065,908	—	17,627,438
Other, net	174,453	98,188	742,181	439,150

Total non-interest income	836,414	9,955,110	5,934,525	21,147,825

Non-interest expense
Compensation and benefits	2,867,152	2,316,795	7,753,597	6,930,606
Office occupancy and equipment	656,002	645,445	2,016,648	1,970,600
Outside services	678,471	535,085	1,940,005	1,880,354
Federal deposit insurance premium	480,057	584,440	1,707,741	1,887,985
Real estate owned expense	846,864	948,914	2,206,173	2,396,599
Other	1,089,129	1,093,522	2,895,182	3,321,001

Total non-interest expense	6,617,675	6,124,201	18,519,346	18,387,145

Income (loss) before federal income taxes	(2,862,437)	1,962,514	(6,583,145)	6,501,210
Federal income tax provision	(68,901)	693,449	688,732	2,313,249

Net income (loss)	$(2,793,536)	$1,269,065	$(7,271,877)	$4,187,961

Basic earnings (loss) per share	$(0.11)	$0.14	$(0.28)	$0.50

Diluted earnings (loss) per share	$(0.11)	$0.13	$(0.28)	$0.50

FINANCIAL HIGHLIGHTS

	At or for the three months ended
(dollars in thousands except per share data)	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010
Balance Sheet Data:
Total assets	$777,363	$826,701	$836,746	$859,585	$889,184
Loans receivable	591,800	593,169	604,038	618,925	636,243
Allowance for loan losses	29,876	31,493	32,629	31,519	30,272
Loans receivable held for sale, net	5,848	11,278	15,151	8,718	9,017
Mortgage-backed securities available for sale	38,966	43,022	41,772	47,146	52,217
Cash and cash equivalents	89,481	130,961	130,706	130,043	137,369
Securities held to maturity	—	—	—	—	5,000
Securities available for sale	15,872	16,958	15,112	20,149	9,978
Deposits	647,251	628,995	644,635	667,546	689,562
Borrowings	36,179	86,206	86,233	86,259	86,286
Stockholders’ equity	74,671	77,654	82,233	83,243	85,304
Nonperforming loans	52,564	58,216	71,100	69,090	69,983
Other nonperforming assets	8,083	8,764	6,891	8,174	10,991
Tangible common equity ratio	9.61%	9.39%	9.83%	9.68%	9.59%
Book value per share	$2.91	$3.03	$3.21	$3.25	$3.36
Common shares outstanding at period end	25,669,718	25,669,718	25,642,218	25,642,218	25,402,218

Operating Data:
Interest income	$8,008	8,358	$8,853	$9,177	$9,380
Interest expense	2,999	3,251	3,577	3,907	4,248

Net interest income before provision for loan losses	5,009	5,107	5,276	5,270	5,132
Provision for loan losses	2,090	4,500	2,800	3,918	7,000

Net interest income (loss) after provision for loan losses	2,919	607	2,476	1,352	(1,868)
Noninterest income	836	2,610	2,488	388	9,955 (1)
Noninterest expense	6,618	5,974	5,928	6,069	6,124

Income (loss) before federal income taxes	(2,863)	(2,757)	(964)	(4,329)	1,963
Federal income tax expense (benefit)	(69)	953	(346)	(1,582)	694

Net income (loss)	$(2,794)	$(3,710)	$(618)	$(2,747)	$1,269

Basic earnings (loss) per share	$(0.11)	$(0.14)	$(0.02)	$(0.11)	$0.14

Diluted earnings (loss) per share	$(0.11)	$(0.14)	$(0.02)	$(0.11)	$0.13

(1) Includes $9.1 million gain related to exchange of PVF Capital Trust II trust preferred securities.

Performance Ratios:
Return on average assets	(1.35%)	(1.78%)	(0.29%)	(1.24%)	0.58%
Return on average equity	(14.67%)	(18.29%)	(2.97%)	(12.96%)	7.27%
Net interest margin	2.58%	2.56%	2.62%	2.55%	2.55%
Interest rate spread	2.48%	2.41%	2.48%	2.44%	2.48%
Efficiency ratio	110.01%	79.29%	63.33%	87.17%	97.83%
Stockholders’ equity to total assets (all tangible)	9.61%	9.39%	9.83%	9.68%	9.59%

Asset Quality Ratios:
Nonperforming assets to total assets	7.80%	8.10%	9.32%	8.99%	9.11%
Nonperforming loans to total loans	8.88%	9.81%	11.77%	11.16%	11.00%
Allowance for loan losses to total loans	5.05%	5.31%	5.40%	5.09%	4.76%
Allowance for loan losses to nonperforming loans	56.84%	54.10%	45.89%	45.62%	43.26%
Net charge-offs to average loans, annualized	2.47%	3.64%	1.08%	1.68%	4.05%

Park View Federal Regulatory Capital Ratios:
Ratio of tangible capital to adjusted total assets	9.09%	8.84%	8.71%	8.63%	8.23%
Ratio of tier one (core) capital to adjusted total assets	9.09%	8.84%	8.71%	8.63%	8.23%
Ratio of tier one risk-based capital to risk-weighted assets	11.83%	12.16%	11.65%	11.56%	10.93%
Ratio of total risk-based capital to risk-weighted assets	13.10%	13.42%	12.92%	12.83%	12.19%